Exhibit 10.4

Linyi International Travel Agency Co., Ltd.

Agency Contract

Place of Signature:

December 2023

(Research Trip to Nepal) Agency Contract

Party A: Beijing Tongzhilian Cultural Development Co., Ltd

Address: Room 38-163, 1/F, Bldg. 38, No.14, Jiangtai Road, Jiuxian Bridge, Chaoyang District, Beijing City

Party B: Linyi International Travel Agency Co., Ltd.

Business Scope: Domestic tourism, inbound tourism reception, outbound tourism

Name of Account: Linyi International Travel Agency Co., Ltd.

A/C No.: 37001822101050001592

Name of Bank: Linyi Yimeng Road Sub-branch of China Construction Bank Corporation

Party B is a company engaging in inbound and outbound tourism promotion, and is able to provide such services as domestic, inbound and outbound tourism, air ticket booking, hotel booking and the like for Party A’s staff or persons organized by Party A.

Therefore, upon mutual friendly consultation, Party B will act as Party A’s agent to provide outbound reception, international air ticket booking, visa and other services in accordance with the laws and regulations of the People’s Republic of China, and on the principles of equality, mutual benefits and integrity. The agency term shall be 3 years from December 1, 2023 to December 31, 2026. Upon expiry of the agency term, Party A reserves the right to decide whether to renew this Contract with Party B or not. The specific terms and conditions for agency cooperation shall be as follows:

Article 1 Single Group for Trip

Party A shall be responsible for organizing the customers for research trip, and entrust Party B to form a single tourism group for the outbound activities of Party A’s members.

Article 2 Itinerary and Service Contents

1. Itinerary: Research Trip to Nepal

2. Party B shall provide the following services to Party A’s activities:

(1) Book hotels, and pay the hotel costs in advance;

(2) Book the air tickets and venues required for outbound research trip, and pay the dinning, visa and other relevant fees.

3. The specific journey schedule and agency service contents shall be set out in the itinerary.

Article 3 Service Fees

(I) Relevant fees charged by Party B for the agency services (this agreement price shall be the framework standards, which shall be subject to the single group contract signed at the actual price before department)

1. Local transportation expenses (inclusive of additional taxes): RMB 3660/ person

2. Local hotel costs: RMB 4590/ person

3. Dinning expenses: RMB 700/ person

4. Research activity fees: RMB 500/ person

5. Accident injury insurance: RMB 50/ person

6. Total fees: RMB 9500/ person (international air tickets will be booked based on the actual list, and this price is exclusive of international air tickets).

7. Party A shall provide the identity card and passport information of the tourist members to Party B 20 days or one month before departure. Party B shall start to book air tickets and hotels, and prepare for visa and other relevant reception matters. Party A shall pay the relevant activity fees for all members of the group to Party B 15 days before department. Party A shall be liable for any delay in the itinerary caused by Party A’s failure to pay the fees on time.

8. Party B shall charge service fees at 4% of the total tour costs and shall issue VAT general invoice for Party A.

Article 4 Governing Law and Dispute Resolution

1. This Contract shall be governed and interpreted in accordance with the Chinese laws.

2. Any disputes arising out of this Contract shall be settled by the Parties through friendly negotiation. If negotiation fails, any party shall have the right to submit the disputes to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with its applicable Arbitration Rules. The arbitration shall be conducted in Beijing. The arbitral award shall be final and binding upon the Parties.

Party A (Sea):	Party B (Seal):
Signature of Party A’s Representative:	Signature of Party B’s Representative:
Tel.:	Tel.:
Place of Signature: Beijing	Date of Signature: December 1, 2023

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